EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [date]     , 2004, by and between i2 Technologies, Inc., a Delaware corporation (the “Company”), and R2 Investments, LDC, a Cayman Islands limited duration company. R2 Investments, LDC and any Person to whom rights under this agreement are transferred pursuant to Section 9(e) hereof shall each be referred to as an “Investor” and, collectively, as the “Investors”.

The parties to this Agreement have agreed, on the terms and subject to the conditions set forth in the Preferred Stock Purchase Agreement dated April 27, 2004 (the “Purchase Agreement”), to issue and sell to Investor 100,000 shares of the Company’s 2.5% Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”). The Preferred Stock is convertible into shares of the Company’s common stock, par value $0.00025 per share (“Common Stock”).

In order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. REGISTRATION.

(a) Mandatory Registration. The Company shall prepare and file with the Commission a registration statement on Form S-3 or S-2, or any applicable successor forms, as a “shelf” registration statement under Rule 415 under the Securities Act covering the resale of a number of shares of Registrable Securities equal to one hundred and ten percent (110%) of the number of shares of Registrable Securities. If the Company is not eligible to file a registration statement on either Form S-3 or Form S-2, then it shall file a registration statement on Form S-1, or any applicable successor form. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Preferred Stock in order to prevent dilution resulting from stock splits, stock dividends or similar events.

(b) Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission regarding the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the opinion of counsel to the Company reasonably satisfactory in substance and in form to Holders of a majority of the Registrable Securities) may be immediately sold to the public by the Holders under Rule 144(k) or any successor provision (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).

(c) Acceleration. In the event that the Closing Price of the Common Stock for any ten (10) consecutive Trading Days exceeds two hundred percent (200%) of the Conversion Price (as defined in the Certificate) then in effect, the Holders of a majority of the Registrable Securities may thereafter request the accelerated registration under the Securities Act of all of the Registrable Securities by sending written notice pursuant to this Section 1(c) to the Company, at which time the Registration Deadline will be the earlier of the Registration Deadline and the ninetieth (90th) day following the date of such written notice.

“Closing Price” means the closing price of the Common Stock for any Trading Day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price for such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board (“NASDAQ”), or such other market in which such prices are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Closing Price shall be determined by agreement between the Company and the holders of a majority of the Registrable Securities. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Registrable Securities. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

(d) Registration Default. If (i) the Registration Statement is not declared effective by the Commission on or before the Registration Deadline, (ii) after the Registration Statement has been declared effective by the Commission and during a period in which an Allowed Delay (as hereinafter defined) is not in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)), or (iii) an amendment to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 1(f) hereof is not filed on or before the date required by such paragraph, (each of (i), (ii) and (iii) being referred to herein as a “Registration Default”), then, as partial relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Registrable Securities, the Company shall make payments to each Holder of Registrable Securities equal to one percent (1.0%) of the aggregate purchase price paid by such Holder for the Registrable Securities then held by such Holder for each thirty (30) day period until the applicable Registration Default is cured (prorated for any period of less than thirty days). Notwithstanding the foregoing, with respect to a Registration Default described in clause (iii), the payment to be made by the Company to each Holder of Registrable Securities shall be equal to one percent (1.0%) of the aggregate purchase price paid by such Holder for the Registrable Securities then held by such Holder that are not covered by the Registration Statement. All payments required under this Section 1(d) shall be made within five (5) Business Days following the last day of the calendar month in which a Registration Default occurs. Any such payment shall be in addition to any other remedies available to each Holder of Registrable Securities at law or in equity, whether pursuant to the terms hereof, the Purchase Agreement or otherwise.

(e) Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than forty-five (45) calendar days in any twelve (12) month period, provided, that no single Allowed Delay shall exceed twenty (20) consecutive days, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (i) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (ii) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”). The Company shall promptly (x) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information), (y) advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay and (z) notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

(f) Amendments to Registration Statement. In the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred percent (100%) of the Registrable Securities, including, without limitation, any Registrable Securities acquired by or first issuable to an Investor on or after the Effective Date, the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the fifteenth (15th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred and ten percent (110%) of the Registrable Securities. The Company shall use its reasonable best efforts to cause such amendment and/or new registration statement to become effective as soon as practicable following the filing thereof. Any registration statement filed pursuant to this Section 1(f) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new registration statement becomes effective, each Holder shall have the rights described in Section 1(d) above.

(g) Selection of Underwriters. In the event that there is an underwritten offering of the Registrable Securities, the Holders of a majority of the Registrable Securities shall have the right to select the investment banker(s) and manager(s) to administer the offering which investment banker(s) and manager(s) shall be nationally recognized institutions that are reasonably acceptable to the Company.

(h) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any Person other than the Investor with respect to any securities of the Company other than pursuant to the Registration Rights Agreement, dated April 1, 1996, among the Company, Sanjiv S. Sidhu and Sidhu-Singh Family Investments, Ltd. Except as provided in this Agreement, the Company shall not grant to any Persons the right (other than such rights that are subordinate to the registration rights granted pursuant to this Agreement) to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of at least a majority of the Registrable Securities

(i) Legal Counsel. Subject to Section 3 hereof, Holders of at least a majority of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which the Investors agree shall be Gibson, Dunn & Crutcher LLP or such other counsel as thereafter designated in writing by the Holders of at least a majority of the Registrable Securities. The Investors hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Gibson, Dunn & Crutcher LLP in connection with the subject matter of this Agreement. This Section 1(i) will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

(j) Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) the Registration Statement or (ii) a registration statement on Form S-8 with respect to stock option plans and stock plans currently in effect).

(k) Allocation of Conversion Shares. The initial number of Conversion Shares included in the Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price in effect at such time). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

2. REGISTRATION PROCEDURES. In fulfilling its obligations to register Registrable Securities pursuant to Section 1 hereof, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission the Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable efforts to cause the Registration Statement to become effective;

(b) permit Legal Counsel and counsel for each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time (but in no event less than three (3) Business Days after such Holder has received such documents) prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

(c) furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, Prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, Prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the Prospectus included in each such Registration Statement and all amendments and supplements thereto;

(d) consider, and cause its counsel to consider, in good faith any comments or objections from Legal Counsel as to the form or content of each Registration Statement, Prospectus and all amendments or supplements thereto or any request for acceleration of the effectiveness of each Registration Statement, Prospectus and all amendments or supplements thereto;

(e) notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Registration Period;

(f) furnish to each Holder of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(g) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder;

(h) notify each Holder of Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(i) provide a transfer agent and registrar for all Registrable Securities not later than the effective date of the Registration Statement;

(j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including effecting a stock split or a combination of shares);

(k) make available for inspection by any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement;

(l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(m) permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(n) If the Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if in its sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to require:

(i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Company, or

(ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

(o) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(p) use its best efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request;

(r) after the Common Stock has been listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or any other market or exchange, secure the listing of all Registrable Securities on such market or exchange, and provide each Holder with reasonable evidence thereof; and

(s) the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten sale pursuant to the Registration Statement (except pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the underwritten sale otherwise agree, and (ii) shall use its best efforts to cause each officer and director of the Company to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the underwritten sale otherwise agree.

3. REGISTRATION EXPENSES.

(a) All expenses of the Company incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses

(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ automated quotation system.

(b) In connection with the Registration Statement to be filed pursuant to Section 1 hereof, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of the Legal Counsel.

4. HOLDER COVENANTS

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a Prospectus relating to Registrable Securities so that, as thereafter delivered to such Holder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statements until its receipt of copies of the supplemented or amended Prospectus from the Company or until it is advised in writing by the Company that use of the applicable Prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. If so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(b) The Holder(s) included in any registration shall furnish to the Company such information regarding such Holder(s), the Registrable Securities owned by such Holders and the distribution proposed by such Holder(s), as the Company may reasonably request in writing and as shall be reasonably required under applicable law in connection with any registration, qualification or compliance referred to in this Agreement. Each Holder agrees to notify the Company, at any time when a Prospectus relating to the Registration Statement contemplated by this Agreement is required to be delivered by it under the Securities Act, of the occurrence of any event relating to such Holder which requires the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of Registrable Securities the information with respect to such Holder in such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to such Holder, and such Holder shall promptly make available to the Company information necessary to enable the Company to prepare any such supplement or amendment. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

5. INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, agents and representatives and each Person who controls (within the meaning of the Securities Act) such Holder (collectively, the “Indemnitees”) against all losses, claims, actions, damages, liabilities and expenses (collectively, “Losses”) caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each Indemnitee, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (except as otherwise provided in this Section 5), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Indemnitee expressly for use in the Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or by such Indemnitee’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto made available by the Company, if such delivery is required by applicable law. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnitees.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, any Prospectus or preliminary prospectus or any amendment thereof or supplement thereto and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited (except in the case of willful fraud by such Holder) to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. Such Holder shall pay, as incurred, to any person intended to be indemnified pursuant to this Section 5(b), any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of counsel to any indemnified party a conflict of interest may exist if the same counsel were to represent such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 5(e) exceed the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that (i) the Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and (ii) no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of securities being included in the registration, and related customer matters, and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 5(b) hereof.

7. RULE 144 REPORTING. With a view to making available to the Holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c) so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing it to sell any such Registrable Securities without registration.

7. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in Texas are authorized or required by law or other governmental action to close.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Common Stock” means the Company’s common stock, par value $0.0025 per share.

(d) “Effective Date” means the date on which the Registration Statement is declared effective by the Commission.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Holder” means any person owning or having the right to acquire, through conversion of the Preferred Stock or otherwise, Registrable Securities, including initially the Investor and thereafter any permitted assignee thereof, provided that such assignee agrees in writing to be bound by all of the provisions hereof.

(g) “Investor” has the meaning set forth in the first paragraph of this Agreement.

(h) “Legal Counsel” has the meaning set forth in Section 1(i) hereof.

(i) “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(j) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(k) “Registrable Securities” means (i) any Common Stock issued or issuable pursuant to the terms of the Series B Preferred Stock; (ii) any Common Stock not covered by clause (i) held by or issuable to an Investor including, without limitation, any such Common Stock acquired by or first issuable to an Investor on or after the Effective Date; (iii) any of the Company’s 5.25% Convertible Subordinated Debentures due 2006 held by an Investor including, without limitation, any such debentures acquired by an Investor on or after the Effective Date; and (iv) any capital stock issued or issuable with respect to the securities referred to in clauses (i) (ii) and (iii) above by way of a stock dividend or stock split; in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; or in replacement of, in exchange for or otherwise in respect of the securities referred to in clauses (i), (ii) and (iii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or repurchased by the Company or any subsidiary of the Company. and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Share

(l) “Registration Deadline” means the first anniversary of the Closing Date, or such earlier date as a Registration Statement is required to become effective pursuant to Section 1(c) hereof.

(m) “Registration Expenses” has the meaning set forth in Section 3 hereof.

(n) “Registration Statement” means any Registration Statement to be filed hereunder relating to resales of the Registrable Securities.

(o) “Rule 144” means Rule 144 under the Securities Act.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or the Nasdaq SmallCap Market or (ii) if the Common Stock is not traded on any such market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

8. MISCELLANEOUS.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action with respect to its securities which would adversely affect the ability of the Holders of Registrable Securities to include such securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived, on behalf of all Holders of Registrable

Securities, only upon the prior written consent of the Company and Holders of at least 75% of the total number of Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Assignment. Upon the transfer of one or more shares of Preferred Stock or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within the State of Texas.

(j) Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

To the Company, to:

i2 Technologies, Inc.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

Telecopier: 469 357-6893

Attention: General Counsel

With a copy, which shall not constitute notice to the Company, to:

Baker Botts L.L.P.

2001 Ross Avenue

7th Floor

Dallas, Texas 75201

Attention: Andrew M. Baker

Telecopier: 214 953-6503

To Investor, to:

General Counsel

C/o Amalgamated Gadget, L.P.

C/o Scepter Holdings, Inc.

R2 Investments, LDC

301 Commerce Street

Suite 2975

Fort Worth, Texas 76102

Telephone: 817 332-9500

Telecopier: 817 332-9606

Email: BusinessAffairs@acmewidget.com

                                         FINARB@acmewidget.com

With a copy, which shall not constitute notice to Investor, to:

Gibson, Dunn & Crutcher, LLP

200 Park Avenue

New York, NY 10166

Telephone: 212 351-4000

Telecopier: 212 351-4035

Attn: Sean P. Griffiths

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or other discharge or any duty hereunder shall fall upon a Non-Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

(l) Arbitration.

(i) Resolution of Disputes. If a Dispute arises between the parties, the parties agree to use the following procedures in good faith to resolve such Dispute promptly and non-judicially. For purposes of this Agreement, “Dispute” shall mean any alleged material breach of any representation, warranty or obligation herein, or a disagreement regarding the interpretation, performance or nonperformance of any provision thereof, or the validity, scope and enforceability of these dispute resolution procedures, or any dispute regarding any damages arising from the termination of this Agreement. Any party may give written notice to any other party of the existence of a Dispute (a “Dispute Notice”).

(ii) Negotiation. Within ten days after delivery of any Dispute Notice the parties involved in the Dispute shall meet at a mutually agreeable time and place and thereafter as often as they deem reasonably necessary to exchange relevant information and attempt in good faith to negotiate a resolution of the Dispute. If the Dispute has not been resolved within ten days after the first meeting of the parties, or, if the party receiving the Dispute Notice will not meet within ten days after receipt of the Dispute Notice, then either party may, by delivering notice to the other party, commence arbitration proceedings.

(iii) Arbitration. If the parties are not successful in resolving a Dispute, or arbitration proceedings are commenced in accordance with Section 9(l)(ii) above, then the Dispute shall be resolved by binding arbitration conducted by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time as modified by the terms hereof (the “Arbitration Law”). Either party may initiate final resolution of the Dispute by delivering a written demand for arbitration to the other party. Each party shall notify the other party of its appointment of one neutral arbitrator within seven days after receipt of such written demand for arbitration and the third neutral arbitrator shall be appointed by a court of competent jurisdiction in Texas. Each of the three arbitrators shall function as an arbitrator without any one of them having more authority than the other two. If such arbitrator appointments are not made within said time periods, the arbitrators shall be selected by a court of competent jurisdiction in Texas. All arbitrators must be attorneys with experience in law relating to investment funds. Further, no arbitrator may be a current or former client or employee of any party or an attorney that has provided legal advice to any party within the preceding twelve months, nor may an arbitrator be a current or former employee of a direct competitor of any of the parties. Additionally, prior to their assumption of duties as an arbitrator, all arbitrators must sign an oath of neutrality in customary form. If requested by either party, the arbitration award shall set forth findings of fact and conclusions of law upon which the award is based in the same manner as a judgment from a court of Texas. Judgment upon the award rendered by the arbitrators shall be binding upon the parties and may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas, unless the parties mutually agree otherwise. The language of the arbitration shall be English. The arbitrators may allocate against the losing party all reasonable attorneys’ fees and costs of arbitration including the fees of the arbitrators and any other costs described herein so long as such arbitrators direct in the award that any such costs shall not be taxable in the courts of Texas. The parties agree that a party’s remedies under this arbitration procedure may be inadequate and that, notwithstanding this clause (iii), such aggrieved party shall be entitled to seek injunctive relief. The institution and maintenance of an action to obtain or enforce equitable remedies shall not constitute a waiver of the right of any party including the plaintiff to submit the controversy or claim to arbitration.

(iv) General Dispute Resolution Provisions.

(A) All deadlines specified in this Section 9(l) may be extended by mutual agreement. The procedures specified in this Section 9(l) are an essential provision of the Agreement and are legally binding on the parties. These procedures shall be the sole and exclusive procedures for the resolution of any Dispute between the parties arising out of or relating to this Agreement. Any and all actions to enforce the obligations under this Section 9(l) shall be brought in any court of competent jurisdiction in courts located in Texas.

(B) The parties acknowledge that the provisions of this Section 9(l) are intended to provide a private resolution of Disputes between them. Accordingly, all documents, records, and other information relating to the Dispute shall at all times be maintained in the strictest confidence and not disclosed to any third party, other than the arbitrators, except as required by law or where specifically allowed hereunder. All proceedings, communications and negotiations pursuant to this Section 9(l) are confidential. In the event of any judicial challenge to, or enforcement of, any order or award hereunder, any party may designate such portions of the record of such proceedings, communications, and negotiations as such party deems appropriate to be filed under seal. All proceedings, communications and negotiations pursuant to this Section 9(l) shall be treated as compromise negotiations for all purposes, including for purposes of the U.S. Federal Rules of Evidence and state rules of evidence. None of the statements, disclosures, offers, or communications (or other assertions made in any proceeding or negotiation) made pursuant to this Section 9(l) shall be deemed admissions, nor shall any of said statements, disclosures, offers, communications or assertions be admissible for any purpose other than the enforcement of the terms of this Section 9(l).

(C) The parties agree to act in good faith to comply with all of their respective obligations under this Agreement as much as possible as if there were no Dispute during any pending mediation or arbitration hereunder.

(D) The parties agree that the terms of this Section 9(l) shall survive the termination or expiration of this Agreement.

(v) Notice. The parties agree to have any Dispute decided by neutral arbitration as provided in this Section 9(l) and the parties are giving up any rights they might possess to have the Dispute litigated in a court or by a jury trial. The parties are giving up their judicial rights to discovery and appeal, unless such rights are specifically included in this Section 9(l). The parties acknowledge and agree that their agreement to this arbitration provision is voluntary.

(m) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

i2 TECHNOLOGIES, INC.

Name:
Title:

R2 INVESTMENTS, LDC

By:	Amalgamated Gadget, L.P.,
as its Investment Manager

By:	Scepter Holdings, Inc.,
its General Partner

Name:
Title:

[Signature Page to Registration Rights Agreement]